Exhibit 24.3
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of NACCO Industries, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Alfred M. Rankin Jr., John D. Newman, J.C. Butler, Jr., Dennis W. LaBarre, Suzanne Schulze Taylor and Thomas C. Daniels, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act") one or more Registration Statement(s) on Form S-4 relating to the registration for exchange of Class A Common Stock, $1.00 par value per share, of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, to sign and file any and all applications and other documents to be filed with the Commission, with any and all amendments, supplements and exhibits thereto, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, advisable, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
Executed as of the 22th day of February 2013.

/s/David B. H. Williams
David B. H. Williams
Director